Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 22, 2026, with respect to the consolidated financial statements of Uni-Fuels Holdings Limited, appearing in its Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Assentsure PAC

Singapore

September 4, 2026